                                               DECLARATION OF TRUST
                                                        OF
                                    THRIVENT FINANCIAL SECURITIES LENDING TRUST

         THE  DECLARATION OF TRUST of Thrivent  Financial  Securities  Lending Trust is made the 4th day of August,
2004 by the parties  signatory  hereto,  as trustee(s)  (such person or persons,  so long as they shall continue in office  in  accordance  with the terms of this  Declaration  of Trust,  and all  other  persons  who at the time in question have been duly elected or appointed as trustees in accordance  with the provisions of this  Declaration of
Trust and are then in office, being hereinafter called the "Trustees").

                                                    WITNESSETH:

         WHEREAS,  the Trustees desire to form a trust fund under the laws of Massachusetts  for the investment and reinvestment of funds contributed thereto; and

         WHEREAS,  it is provided  that the  beneficial  interest in the trust assets be divided into  transferable shares of beneficial interest as hereinafter provided;

         NOW,  THEREFORE,  the  Trustees  hereby  declare  that they will  hold in  trust,  all money and  property contributed  to the trust fund to manage and dispose of the same for the  benefit of the holders  from time to time of the shares of beneficial interest issued hereunder and subject to the provisions hereof, to wit:

                                                     ARTICLE I
                                               NAME AND DEFINITIONS

         Section 1.1 Name.  The name of the trust created  hereby is the  "Thrivent  Financial  Securities  Lending
Trust," and so far as may be practicable the Trustees shall conduct the Trust's  activities,  execute all documents and sue or be sued under that name,  which name (and the word  "Trust"  wherever  herein  used)  shall refer to the
Trustees  as  Trustees,  and not as  individuals,  or  personally,  and shall not  refer to the  officers,  agents, employees  or  Shareholders  of the  Trust.  Should  the  Trustees  determine  that  the  use of  such  name is not advisable,  they may use such other name for the Trust as they deem proper and the Trust may hold its  property and conduct its activities under such other name.

         Section  1.2  Definitions.  Wherever  they  are used  herein,  the  following  terms  have  the  following respective meanings:

         (a)      "Bylaws" means the Bylaws referred to in Section 3.9 hereof, as from time to time amended.

         (b)      The terms  "Commission,"  "Affiliated  Person" and  "Interested  Person" have the meanings  given them in the Investment Company Act of 1940.

         (c)      "Declaration"  means this  Declaration  of Trust as amended from time to time.  Reference in this
Declaration  of Trust to  "Declaration,"  "hereof,"  "herein,"  and  "hereunder"  shall be  deemed to refer to this
Declaration rather than the article or section in which such words appear.

         (d)      "Distributor"  means the party,  other than the Trust,  to a contract  described  in Section  4.3 hereof.

         (e)      "Fundamental  Policies"  shall mean the  investment  policies and  restrictions  set forth in the
Prospectus and Statement of Additional Information and designated as fundamental policies therein.

         (f)      "Investment Adviser" means any party other than the Trust, to an invest-
ment advisory contract described in Section 4.1 hereof.

         (g)      "Majority  Shareholder  Vote" means the vote of the holders of a majority of Shares,  which shall consist  of:  (i) a  majority  of Shares  represented  in person or by proxy and  entitled  to vote at a meeting of
Shareholders  at which a quorum,  as  determined  in  accordance  with the Bylaws,  is present;  (ii) a majority of
Shares issued and  outstanding and entitled to vote when action is taken by written  consent of  Shareholders;  and
(iii) a  "majority  of the  outstanding  voting  securities,"  as the phrase is  defined in the 1940 Act,  when any action is required by the 1940 Act by such majority as so defined.

         (h)      "Manager" means any party,  other than the Trust, to a management  contract  described in Section
4.1 hereof.

         (i)      "1940 Act" means the Investment  Company Act of 1940 and the rules and regulations  thereunder as amended from time to time.

         (j)      "Person"  means and  includes  individuals,  corporations,  partnerships,  trusts,  associations, joint  ventures and other  entities,  whether or not legal  entities,  and  governments  and agencies and political subdivisions thereof.

         (k)      "Prospectus"  means the Prospectus and Statement of Additional  Infor-mation  constituting  parts of the  Registration  Statement of the Trust under the 1940 Act as such  Prospectus  and  Statement  of  Additional
Information may be amended or supplemented and filed with the Commission from time to time.

         (l)      "Series"  means one of the  separately  managed  components  of the Trust (or, if the Trust shall have only one such component, then that one) as set forth in
Section 6.1 hereof or as may be  established  and  designated  from time to time by the  Trustees  pursuant to that section.

         (m)      "Shareholder" means a record owner of outstanding Shares.

         (n)      "Shares"  means the units of interest  into which the  beneficial  interest in the Trust shall be divided from time to time,  including the shares of any and all series or classes which may be  established  by the
Trustees, and includes fractions of Shares as well as whole Shares.

         (o)      "Transfer  Agent" means the party,  other than the Trust,  to the  contract  described in Section
4.4 hereof.

         (p)      "Trust" means the Thrivent Financial Securities Lending Trust.

         (q)      "Trust  Property" means any and all property real or personal,  tangible or intangible,  which is owned or held by or for the account of the Trust or the Trustees.

         (r)      "Trustees"  means the person or persons  who have signed the  Declaration,  so long as they shall continue in office in  accordance  with the terms  hereof,  and all other persons who may from time to time be duly elected or appointed,  qualified and serving as Trustees in accordance  with the provisions  hereof,  and reference herein to a Trustee or the Trustees shall refer to such person or persons in their capacity as trustees hereunder.

                                                    ARTICLE II
                                                     TRUSTEES

         Section  2.1  Number of  Trustees.  The  number of  Trustees  shall be such  number as shall be fixed from time to time by a written instrument signed by a majority of the Trustees,  provided,  however,  that the number of
Trustees shall in no event be less than three (3) nor more than fifteen (15).

         (a)      For purposes of the initial filing with the  Commonwealth  of  Massachusetts,  an Initial Trustee
may act on behalf of the Trust until such time as the initial  meeting of the Trustee(s)  when no less than two (2)
additional Trustees shall be appointed to act on behalf of the Trust.

         Section  2.2  Election  and Term.  The  Trustees  shall be elected by a Majority  Shareholder  Vote at the first meeting of  Shareholders  following the public  offering of Shares of the Trust.  The Trustees shall have the power to set and alter the terms of office of the  Trustees,  and they may at any time lengthen or lessen their own terms or make their terms of unlimited  duration,  subject to the resignation and removal provisions of Section 2.3 hereof.  Subject to Section 16(a) of the 1940 Act, the Trustees may elect their own  successors  and may,  pursuant to Section 2.3 hereof,  appoint Trustees to fill vacancies.  The Trustees shall adopt Bylaws not inconsistent  with this  Declaration  or any  provision  of law to provide for  election of Trustees by  Shareholders  at such time or times as the Trustees shall determine to be necessary or advisable.

         Section  2.3  Resignation  and  Removal.  Any  Trustee  may  resign his trust  (without  need for prior or subsequent  accounting)  by an  instrument in writing  signed by him and  delivered to the other  Trustees and such resignation  shall be effective  upon such delivery,  or at a later date according to the terms of the  instrument.
Any of the Trustees may be removed  (provided  the  aggregate  number of Trustees  after such removal  shall not be less than the number  required by Section 2.1 hereof) by the action of two-thirds  of the remaining  Trustees or by the action of the  Shareholders  of record of not less than two-thirds of the Shares  outstanding  (for purposes of determining the  circumstances  and procedures  under which such removal by the  Shareholders  may take place,  the provisions  of Section  16(c) of the 1940 Act shall be  applicable  to the same extent as if the Trust were subject to the provisions of that Section).  Upon the resignation or removal of a Trustee,  or his otherwise  ceasing to be a Trustee,  he shall execute and deliver such documents as the remaining  Trustees shall require for the purpose of conveying to the Trust or the  remaining  Trustees any Trust  Property held in the name of the resigning or removed
Trustee.  Upon the incapacity or death of any Trustee,  his legal  representative  shall execute and deliver on his behalf such documents as the remaining Trustees shall require as provided in the preceding sentence.

         Section  2.4  Vacancies.  The term of office of a Trustee  shall  terminate  and a vacancy  shall occur in the event of the death, resignation,  removal, bankruptcy,  adjudicated incompetence or other incapacity to perform the duties of the office of a Trustee.  No such vacancy  shall  operate to annul the  Declaration  or to revoke any existing agency created  pursuant to the terms of the  Declaration.  In the case of an existing vacancy existing by reason of an increase in the number of Trustees,  subject to the  provisions  of Section 16(a) of the 1940 Act, the remaining  Trustees or, prior to the public  offering of Shares of the Trust, if only one Trustee shall then remain in office,  the remaining  Trustee,  shall fill such vacancy by the appointment of such other person as they or he, in their or his  discretion,  shall see fit,  made by a written  instrument  signed by a majority of the  remaining
Trustees  or by the  remaining  Trustee,  as the case may be.  Any such  appointment  shall not  become  effective, however,  until the person  named in the written  instrument  of  appointment  shall have  accepted in writing such appointment  and agreed in writing to be bound by the terms of the  Declaration.  An  appointment  of a Trustee may be made in anticipation  of a vacancy to occur at a later date by reason of retirement,  resignation or increase in the number of Trustees,  provided  that such  appoint-ment  shall not become  effective  prior to such  retirement, resignation  or  increase in the number of  Trustees.  Whenever a vacancy in the number of  Trustees  shall  occur, until such vacancy is filled as provided in this Section 2.4, the Trustees in office,  regardless  of their number, shall have all the powers  granted to the Trustees and shall  discharge all the duties imposed upon the Trustees by the  Declaration.  A written  instrument  certifying  the  existence  of such  vacancy  signed by a majority of the
Trustees shall be conclusive evidence of the existence of such vacancy.

         Section 2.5  Delegation of Power to Other  Trustees.  Any Trustee may, by power of attorney,  delegate his power for a period not  exceeding  six (6) months at any one time to any other  Trustee or Trustees;  provided that in no case shall less than two (2)  Trustees  personally  exercise  the powers  granted to the  Trustees  under the
Declaration except as herein otherwise expressly provided.

                                                    ARTICLE III
                                                POWERS OF TRUSTEES

         Section 3.1 General.  The Trustees  shall have  exclusive  and  absolute  control over the Trust  Property and over the  business  of the  Trust to the same  extent  as if the  Trustees  were the sole  owners  of the Trust
Property  and  business  in their  own  right,  but with such  powers  of  delegation  as may be  permitted  by the
Declaration.  The  Trustees  shall have power to conduct the business of the Trust and carry on its  operations  in any and all of its branches and maintain  offices both within and without the  Commonwealth  of  Massachusetts,  in any  and  all  states  of the  United  States  of  America,  in the  District  of  Columbia,  and  in any  and  all
commonwealths,  territories,  dependencies, colonies, possessions, agencies or instrumentalities wheresoever in the world they may be located as they deem  necessary,  proper or  desirable  in order to promote the  interests of the
Trust  although  such  things  are  not  herein  specifically  mentioned.  Any  determination  as to what is in the interests of the Trust made by the Trustees in good faith shall be  conclusive.  In  construing  the  provisions of the Declaration, the presumption shall be in favor of a grant of power to the Trustees.

         The  enumeration  of any specific  power herein  shall not be construed as limiting the  aforesaid  power.
Such powers of the Trustees may be exercised without order of or resort to any court.

         Section 3.2  Investments.  The Trustees shall have the power to:

         (a)      conduct, operate and carry on the business of an investment company;

         (b)      subscribe  for,  invest in,  reinvest in,  purchase or otherwise  acquire,  hold,  pledge,  sell, assign,  transfer,  exchange,  distribute,  lend or otherwise  deal in or dispose of  negotiable  or  nonnegotiable instruments,  obligations,  evidences of indebtedness,  certificates of deposit or indebtedness,  commercial paper, repurchase  agreements,  reverse  repurchase  agreements,  options,  commodities,  commodity  futures contracts and related options,  currencies,  currency futures and forward contracts,  and other securities,  investment contracts and other instruments of any kind,  including,  without  limitation,  those issued,  guaranteed or sponsored by any and all Persons  including,  without  limitation,  those  issued,  guaranteed  or  sponsored by any and all Persons including,  without limitation,  states, territories and possessions of the United States, the District of Columbia and any of the political subdivisions,  agencies or instrumentalities  thereof, and by the United States Government or its  agencies  or  instrumentalities,  foreign  or  international  instrumentalities,  or by any bank or savings institution,  or by any corporation or organization  organized under the laws of the United States or of any state, territory or possession  thereof,  and of corporations or  organizations  organized under foreign laws, or in "when issued"  contracts  for any such  securities,  or retain  Trust  assets in cash and from  time to time  change  the investments of the assets of the Trust;  and to exercise any and all rights,  powers and privileges of ownership or interest in respect of any and all such investments of every kind and description,  including,  without limitation, the right to consent and otherwise act with respect  thereto,  with power to designate one or more persons,  firms, associations  or  corporations  to exercise any of said  rights,  powers and  privileges  in respect of any of said instruments;  and the  Trustees  shall be  deemed to have the  foregoing  powers  with  respect  to any  additional securities in which the Trust may invest should the Fundamental Policies be amended.

         The Trustees shall not be limited to investing in  obligations  maturing  before the possible  termination of the  Trust,  nor  shall the  Trustees  be  limited  by any law  limiting  the  investments  which may be made by fiduciaries.

         Section  3.3 Legal  Title.  Legal  title to all the Trust  Property  shall be  vested in the  Trustees  as joint tenants  except that the Trustees  shall have power to cause legal title to any Trust  Property to be held by or in the name of one or more of the Trustees,  or in the name of the Trust,  or in the name of any other Person as nominee,  on such  terms as the  Trustees  may  determine,  provided  that the  interest  of the Trust  therein  is appropriately  protected.  The  right,  title and  interest  of the  Trustees  in the  Trust  Property  shall  vest automatically  in each  Person who may  hereafter  become a Trustee.  Upon the  resignation,  removal or death of a
Trustee he shall  automatically  cease to have any right,  title or interest in any of the Trust Property,  and the right,  title and  interest  of such  Trustee in the Trust  Property  shall  vest  automatically  in the  remaining
Trustees.  Such vesting and cessation of title shall be effective  whether or not conveyancing  documents have been executed and delivered.

         Section 3.4 Issuance and  Repurchase  of  Securities.  The Trustees  shall have the power to issue,  sell, repurchase,  redeem, retire, cancel,  acquire, hold, resell,  reissue,  dispose of, transfer, and otherwise deal in
Shares and,  subject to the provisions  set forth in Articles VII, VIII and IX and Section 6.9 hereof,  to apply to any such  repurchase,  redemption,  retirement,  cancellation or acquisition of Shares any funds or property of the
Trust,  whether capital or surplus or otherwise,  to the full extent now or hereafter  permitted by the laws of the
Commonwealth of Massachusetts governing business corporations.

         Section 3.5 Borrowing  Money;  Lending  Trust Assets.  Subject to the  Fundamental  Policies,  the Trustee
shall have power to borrow  money or  otherwise  obtain  credit and to secure the same by  mortgaging,  pledging or otherwise  subjecting as security the assets of the Trust, to endorse,  guarantee,  or undertake the performance of any obligation, contract or engagement of any other Person and to lend Trust assets.

         Section 3.6  Delegation;  Committees.  The Trustees  shall have power,  consistent  with their  continuing exclusive  authority  over the  management  of the Trust and the Trust  Property,  to delegate from time to time to such of their  number or to officers,  employees or agents of the Trust the doing of such things and the  execution of such  instruments  either in the name of the Trust or the names of the Trustees or otherwise as the Trustees may deem expedient.

         Section 3.7  Collection  and  Payment.  Subject to Section 6.9 hereof,  the  Trustees  shall have power to collect all  property  due to the Trust;  to pay all  claims,  including  taxes,  against  the Trust  Property;  to prosecute,  defend,  compromise  or abandon any claims  relating to the Trust  Property;  to foreclose any security interest  securing  any  obligations,  by virtue of which any  property  is owed to the  Trust;  and to enter  into releases, agreements and other instruments.

         Section  3.8  Expenses.  Subject to Section  6.9 hereof,  the  Trustees  shall have the power to incur and pay any  expenses  which in the  opinion  of the  Trustees  are  necessary  or  incidental  to carry out any of the purposes of the  Declaration,  and to pay  reasonable  compensation  from the funds of the Trust to  themselves  as
Trustees.  The Trustees shall fix the compensation of all officers, employees and Trustees.

         Section  3.9 Manner of Acting;  Bylaws.  Except as  otherwise  provided  herein or in the Bylaws or by any provision of law,  any action to be taken by the  Trustees may be taken by a majority of the Trustees  present at a meeting of  Trustees (a quorum  being  present),  including  any meeting  held by means of a  conference  telephone circuit or similar  communications  equipment by means of which all persons  participating  in the meeting can hear each other, or by written consents of all the Trustees.  The Trustees may adopt Bylaws not  inconsistent  with this
Declaration  to provide  for the  conduct of the  business  of the Trust and may amend or repeal such Bylaws to the extent such power is not reserved to the Shareholders.

         Section 3.10  Miscellaneous Powers.  The Trustees shall have the power to:
(a) employ or contract  with such Persons as the Trustees may deem  desirable for the  transaction  of the business of the Trust or any Series  thereof;  (b) enter into joint  ventures,  partnerships  and any other  combinations or associations;  (c) remove Trustees or fill vacancies in or add to their number,  elect and remove such officers and appoint and  terminate  such agents or employees as they consider  appropriate,  and appoint from their own number, and  terminate,  any one or more  committees  which may  exercise  some or all of the power  and  authority  of the
Trustees as the Trustees  may  determine;  (d)  purchase  and pay for out of Trust  Property or the property of the appropriate  Series of the Trust,  insurance  policies insuring the Shareholders,  Trustees,  officers,  employees, agents,  investment advisers,  distributors,  selected dealers or independent  contractors of the Trust against all claims  arising  by reason of holding  any such  position  of any  action  taken or omitted to be taken by any such
Person in such capacity,  whether or not constituting negligence,  or whether or not the Trust would have the power to indemnify such Person against such liability; (e) establish pension,  profit-sharing,  Share purchase, and other retirement,  incentive  and  benefit  plans for any  Trustees,  officers,  employees  and agents of the Trust;  (f)
indemnify,  to the extent  permitted  by law,  any person with whom the Trust or any Series  thereof has  dealings, including  any  Investment  Adviser,  Distributor,  Transfer  Agent and  selected  dealers,  to such  extent as the
Trustees shall determine; (g) guarantee indebtedness or contractual obligations of others; (h) determine and change the fiscal year of the Trust or any Series thereof and the method by which it accounts shall be kept; and (i) adopt a  seal for  the Trust  but the absence  of such  seal shall not  impair the validity of any instrument executed on behalf of the Trust.

         Section  3.11  Principal  Transactions.  Except in  transactions  permitted by the 1940 Act or any rule or regulation  thereunder,  or any  order of  exemption  issued  by the  Commission,  or  effected  to  implement  the provisions  of any  agreement to which the Trust is a party,  the Trustees  shall not, on behalf of the Trust,  buy any securities  (other than Shares) from or sell any  securities  (other than Shares) to, or lend any assets of the
Trust or any  Series  thereof  to, any  Trustee  or  officer of the Trust or any firm of which any such  Trustee or officer is a member acting as principal or have any such  dealings  with any  Investment  Adviser,  Distributor  or
Transfer  Agent or with any  Affiliated  Person of such Person;  but the Trust or any Series thereof may employ any such  Person,  or firm or  company  in which  such  Person is an  Interested  Person,  as  broker,  legal  counsel, registrar, transfer agent, dividend disbursing agent or custodian upon customary terms.

         Section  3.12  Litigation.  The  Trustees  shall  have the power to engage  in and to  prosecute,  defend, compromise,  abandon, or adjust, by arbitration,  or otherwise, any actions, suits, proceedings,  disputes, claims, and demands  relating to the Trust,  and out of the assets of the Trust or any Series  thereof to pay or to satisfy any debts,  claims or expenses  incurred in connection  therewith,  including  those of litigation,  and such power shall  include,  without  limitation,  the power of the  Trustees  or any  appropriate  committee  thereof,  in the exercise of their or its good faith business judgment,  to dismiss any action, suit,  proceeding,  dispute,  claim, or demand,  derivative or otherwise,  brought by any person, including a Shareholder in its own name or the name of the Trust,  whether  or not the Trust or any of the  Trustees  may be named  individually  therein  or the  subject matter arises by reason of business for or on behalf of the Trust.

                                                    ARTICLE IV
                                INVESTMENT ADVISER, MANAGER, DISTRIBUTOR, CUSTODIAN
                                                AND TRANSFER AGENT

         Section  4.1  Investment  Adviser and  Manager.  Subject to  applicable  provisions  of the 1940 Act,  the
Trustees  may in their  discretion  from time to time enter into one or more  investment  advisory  and  management contracts or, if the Trustees  establish multiple Series,  separate  investment  advisory and management  contracts with  respect to one or more Series  whereby the other party or parties to any such  contracts  shall  undertake to furnish  the  Trust or such  Series  such  management,  investment  advisory,  administration,  accounting,  legal, statistical  and  research  facilities  and  services,  if any, as the  Trustees  shall from time to time  consider
desirable  and  all  upon  such  terms  and  conditions  as  the  Trustees  may  in  their  discretion   determine.
Notwithstanding any provisions of the Declaration,  the Trustees may authorize the Investment  Advisers,  or any of them, under any such contracts  (subject to such general or specific  instructions as the Trustees may from time to time adopt) to effect  purchases,  sales,  loans or exchanges of portfolio  securities and other investments of the
Trust on behalf of the  Trustees or may  authorize  any  officer,  employee  or Trustee to effect  such  purchases, sales,  loans or  exchanges  pursuant  to  recommendations  of such  Investment  Advisers,  or any of them (and all without  further action by the Trustees).  Any such purchases,  sales,  loans and exchanges shall be deemed to have been  authorized  by all of  the  Trustees.  The  Trustees  may,  in  their  sole  discretion,  call a  meeting  of
Shareholders  in order to submit to a vote of  Shareholders at such meeting the approval or continuance of any such investment  advisory or  management  contract.  If the  Shareholders  of any one or more of the Series of the Trust should  fail to  approve  any  such  investment  advisory  or  management  contract,  the  Investment  Adviser  may nonetheless serve as Investment Adviser with respect to any Series whose Shareholders approve such contract.

         Section 4.2  Administrative  Services.  The Trustees may in their  discretion  from time to time  contract for  administrative  personnel  and  services  whereby the other  party shall agree to provide the  Trustees or the
Trust  administrative  personnel  and  services to operate the Trust on a daily or other  basis,  on such terms and conditions  as the  Trustees  may in their  discretion  determine.  Such  services  may be  provided by one or more persons or entities.

         Section 4.3  Distributor.  The Trustees may in their  discretion  from time to time enter into one or more contracts,  providing for the sale of Shares to net the Trust or the  applicable  Series of the Trust not less than the net asset value per Share (as  described  in Article  VIII  hereof) and  pursuant to which the Trust may either agree to sell the Shares to the other  parties to the  contracts,  or any of them,  or  appoint  any such  contract shall be on such terms and conditions as the Trustees may in their discretion  determine not inconsistent  with the provisions of this Article IV including,  without  limitation,  the provision for the  repurchase or sale of shares of the Trust by such other party as principal or as agent of the Trust.

         Section 4.4 Transfer  Agent.  The Trustees may in their  discretion  from time to time enter into transfer agency and  shareholder  service  contracts  whereby the other party to such  contract  shall  undertake to furnish transfer  agency and  shareholder  services to the Trust.  The contract shall have such terms and conditions as the
Trustees may in their discretion determine not inconsistent with the Declaration.  Such services

         Section 4.5  Custodian.  The Trustees may appoint or  otherwise  engage one or more banks,  broker-dealers or trust companies,  to serve as Custodian with authority as its agent,  but subject to applicable  requirements of the 1940 Act and to such  restrictions,  limitations  and other  requirements,  if any, as may be  contained in the
Bylaws of the Trust.

         Section 4.6 Parties to  Contract.  Any contract of the  character  described in Sections  4.1,  4.2,  4.3,
4.4 or 4.5 of this Article IV and any other  contract may be entered into with any Person,  although one or more of the Trustees or officers of the Trust may be an officer, director,  trustee,  shareholder,  or member of such other party to the contract,  and no such contract shall be  invalidated or rendered  voidable by reason of the existence of any such  relationship;  nor shall any  Person  holding  such  relationship  be liable  merely by reason of said contract or accountable for any profit realized directly or indirectly  therefrom,  provided that the contract when entered into was not  inconsistent  with the  provisions of this Article IV. The same Person may be the other party to any  contracts  entered  into  pursuant  to Sections  4.1,  4.2,  4.3,  4.4 or 4.5 above or  otherwise,  and any individual  may be  financially  interested or otherwise  affiliated  with Persons who are parties to any or all of the contracts mentioned in this Section 4.6.

                                                     ARTICLE V
                                    LIMITATIONS OF LIABILITIES OF SHAREHOLDERS,
                                                TRUSTEES AND OTHERS

         Section 5.1 No Personal  Liability of  Shareholders,  Trustees,  etc. No Share-holder  shall be subject to any personal  liability  whatsoever to any Person in connection  with Trust  Property or the acts,  obligations  or affairs  of the  Trust.  The Trust  shall  indemnify  out of the  property  of the Trust and hold each  Shareholder harmless from and against all claims and  liabilities,  to which such  Shareholder  may become subject by reason of his being or having been a  Shareholder,  and shall  reimburse  such  Shareholder  for all legal and other expenses reasonably  incurred by him in connection  with any such claim or liability;  provided that, in the event the Trust shall  consist  of more  than one  Series,  Shareholders  of a  particular  Series  who are  faced  with  claims or liabilities  solely by reason of their  status as  Shareholders  of that  Series  shall be limited to the assets of that Series for  recovery of such loss and  related  expenses.  The rights  accruing  to a  Shareholder  under this
Section  5.1 shall not  exclude  any other right to which such  Shareholder  may be  lawfully  entitled,  nor shall anything  herein  contained  restrict  the  right of the Trust to  indemnify  or  reimburse  a  Shareholder  in any appropriate situation even though not specifically provided herein.

         Section 5.2  Nonliability of Trustees,  etc. No Trustee  (present or former),  officer,  employee or agent of the Trust shall be liable to the Trust, its Shareholders,  or to any Shareholder,  Trustee, officer, employee or agent thereof for any action or failure to act  (including,  without  limitation,  the failure to compel in any way any former or acting  Trustee to redress any breach of trust)  except for his own bad faith,  willful  misfeasance, gross  negligence  or  reckless  disregard  of his  duties,  and all such  Persons  shall look  solely to the Trust
Property,  or to the Property of one or more  specific  Series of the Trust if the claim arises from the conduct of such  Trustee,  officer,  employee or agent with respect to only such  Series,  for  satisfaction  of claims of any nature arising in connection with the affairs of the Trust.

         Section  5.3  Indemnification.  (a) Except as set forth in Section 5.2 above,  the Trust  shall  indemnify any indemnitee,  as described in Section 5.2 above, for covered expenses  (expenses,  judgments,  fines and amounts paid in settlement  actually and reasonably  incurred by an indemnitee in connection with a covered  proceeding) in any covered proceeding (any threatened,  pending or completed action, suit or proceeding,  whether civil, criminal, administrative  or  investigative,  to which an  indemnitee is or was a party or is threatened to be made a party), whether or not there is an adjudication of liability as to such indemnitee,  if a determination  has been made that the indemnitee  was not liable by reason of disabling  conduct,  as described in Section 5.2 above,  by (i) a final decision of the court or other body before  which the covered  proceeding  was  brought;  or (ii) in the absence of such decision,  a reasonable  determination,  based on a review of the facts,  by either (a) the vote of a majority of a quorum of  Trustees  who are  neither  "interested  persons",  as defined  in the 1940 Act nor  parties to the covered  proceeding  or (b) an  independent  legal  counsel in a written  opinion;  provided  that such Trustees or counsel, in reaching such  determination,  may need not presume the absence of disabling conduct on the part of the indemnitee by reason of the manner in which the covered proceeding was terminated.

(b) Covered  expenses  incurred by an indemnitee in connection with a covered  proceeding  shall be advanced by the
Trust to an indemnitee  prior to the final  disposition of a covered  proceeding upon the request of the indemnitee for such  advance  and the  undertaking  by or on  behalf  of the  indemnitee  to repay  the  advance  unless it is ultimately  determined that the indemnitee is entitled to  indemnification  thereunder,  but only if one or more of the following is the case: (i) the indemnitee shall provide a security for such  undertaking;  (ii) the Trust shall be insured  against  losses  arising  out of any lawful  advances;  or (iii) here shall have been a  determination, based on a review of the  readily  available  facts (as  opposed  to a fully  trial-type  inquiry)  that there is a reason to believe that the indemnitee  ultimately will be found entitled to  indemnification  by either independent legal  counsel  in a  written  opinion  or by the  vote of a  majority  of a  quorum  of  trustee  who are  neither
"interested persons' as defined in the 1940 Act nor parties to the covered proceeding.

(c) Nothing  herein shall be deemed to affect the right of the Trust and/or any  indemnitee  to acquire and pay for any  insurance  covering  any or all  indemnitees  to the extent  permitted  by the 1940 Act or to affect any other indemnification rights to which any indemnitee may be entitled to the extent permitted by the 1940 Act.

         Section  5.4 No Bond  Required  of  Trustees.  No  Trustee  shall be  obligated  to give any bond or other security for the performance of any of his duties hereunder.

         Section 5.5 No Duty of Investigation;  Notice in Trust Instruments,  etc. No purchaser,  lender,  transfer agent or other  Person  dealing  with the  Trustees  or any  officer,  employee  or agent of the  Trust or a Series thereof  shall be bound to make any inquiry  concerning  the validity of any  transaction  purporting to be made by the Trustees or by said  officer,  employee or agent or be liable for the  application  of money or property  paid, loaned or delivered to or on the order of the Trustees or of said  officer,  employee or agent.  Every  obligation, contract,  instrument,  certificate,  Share,  other security of the Trust or a Series thereof or  undertaking,  and every other act or thing  whatsoever  executed in connection with the Trust shall be conclusively  presumed to have been  executed or done by the  executors  thereof only in their  capacity as  officers,  employees or agents of the
Trust or a Series thereof. Every written obligation,  contract, instrument,  certificate,  Share, other security of the Trust or  undertaking  made or issued by the  Trustees  shall  recite that the same is executed or made by them not  individually,  but as  Trustees  under  the  Declaration,  and that the  obligations  of the Trust or a Series thereof  under any such  instrument  are not binding upon any of the Trustees or  Shareholders,  individually,  but bind only the Trust  Estate (or, in the event the Trust shall  consist of more than one Series,  in the case of any such obligation  which relates to a specific  Series,  only the Series which is a party  thereto),  and may contain any further  recital which they or he may deem  appropriate,  but the omission of such recital shall not affect the validity of such  obligation,  contract  instrument,  certificate,  Share,  security or  undertaking  and shall not operate to bind the Trustees or  Shareholders  individually.  The Trustees  shall at all times  maintain  insurance for the  protection of the Trust  Property,  its  Shareholders,  Trustees,  officers,  employees and agents in such amount as the Trustees  shall deem  adequate to cover  possible  tort  liability,  and such other  insurance as the
Trustees in their sole judgment shall deem advisable.

         Section 5.6 Reliance on Experts,  etc.  Each  Trustee and officer or employee of the Trust  shall,  in the performance of his duties,  be fully and  completely  justified and protected with regard to any act or any failure to act  resulting  from  reliance  in good faith upon the books of account or other  records of the Trust,  upon an opinion of counsel,  or upon reports  made to the Trust by any of its  officers or  employees or by any  Investment
Adviser,  Distributor,  Transfer Agent, selected dealers,  accountants,  appraisers or other experts or consultants selected  with  reasonable  care by the  Trustees,  officers or employees of the Trust,  regardless of whether such counsel or expert may also be a Trustee.

                                                    ARTICLE VI
                                           SHARES OF BENEFICIAL INTEREST

         Section 6.1  Beneficial  Interest.  The  interest of the  beneficiaries  hereunder  shall be divided  into transferable  shares of beneficial  interest of $.01 par value.  The number of such shares of  beneficial  interest authorized  hereunder is  unlimited.  The Trustees  shall have the authority to establish and designate one or more
Series or classes of shares.  Each share of any Series shall represent an equal  proportionate  share in the assets of that Series with each other Share in that  Series.  The  Trustees may divide or combine the shares of any Series into a greater or lesser number of shares in that Series without thereby  changing the  proportionate  interests in the assets of that Series.  Subject to the  provisions of Section 6.9 hereof,  the Trustees may also  authorize the creation of additional series of shares (the proceeds of which may be invested in separate,  independently  managed portfolios) and additional  classes of shares within any series.  All Shares issued  hereunder  including,  without limitation, Shares issued in connection with a dividend in Shares, shall be fully paid and nonassessable.

         Section 6.2 Rights of  Shareholders.  The  ownership of the Trust  Property of every  description  and the right  to  conduct  any  business  herein  before  described  are  vested  exclusively  in the  Trustees,  and  the
Shareholders  shall have no interest  therein other than the  beneficial  interest  conferred by their Shares,  and they shall have no right to call for any  partition of division of any  property,  profits,  rights or interests of the Trust nor can they be called  upon to assume  any  losses of the Trust or suffer an  assessment  of any kind by virtue of their  ownership  of  Shares.  The  Shares  shall be  personal  property  giving  only the  rights in the
Declaration  specifically  set  forth.  The  Shares  shall  not  entitle  the  holder  to  preference,  preemptive, appraisal,  conversion  or exchange  rights,  except as the  Trustees may  determine  with respect to any series of
Shares.

         Section 6.3 Trust Only.  It is the  intention of the Trustees to create only the  relationship  of Trustee and  beneficiary  between the  Trustees  and each  Shareholder  from time to time.  It is not the  intention of the
Trustees to create a general partnership,  limited partnership, joint stock association,  corporation,  bailment or any form of legal  relationship  other than a trust.  Nothing in the  Declaration  shall be  construed  to make the
Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

         Section 6.4 Issuance of Shares.  The  Trustees,  in their  discretion  may, from time to time without vote of the Shareholders,  issue Shares of any Series, in addition to the then issued and outstanding  Shares and Shares held in the treasury,  to such party or parties and for such amount and type of  consideration,  including  cash or property,  at such time or times and on such terms as the  Trustees may deem best,  and may in such manner  acquire other  assets  (including  the  acquisition  of  assets  subject  to,  and in  connection  with the  assumption  of liabilities)  and  businesses.  In  connection  with any  issuance of Shares,  the  Trustees  may issue  fractional
Shares.  The  Trustees  may from time to time  divide or combine  the Shares of any Series into a greater or lesser number  without  thereby  changing the  proportionate  beneficial  interests in that Series.  Contributions  to the
Trust may be accepted for, and Shares shall be redeemed as, whole Shares  and/or  fractions of a Share as described in the Prospectus.

         Section  6.5  Register  of Shares.  A register  shall be kept in respect of each  Series at the  principal office of the Trust or at an office of the  Transfer  Agent which  shall  contain  the names and  addresses  of the
Shareholders  and the  number of Shares of each  Series  held by them  respectively  and a record of all  transfers thereof.  Such  register  may be in written  form or any other form  capable of being  converted  into written form within a reasonable  time for visual  inspection.  Such  register  shall be conclusive as to who are the holders of the Shares and who shall be entitled to receive  dividends or  distributions  or otherwise to exercise or enjoy the rights of Shareholders.  No Shareholder  shall be entitled to receive payment of any dividend or distribution,  nor to have notice  given to him as herein or in the Bylaws  provided,  until he has given his address to the  Transfer
Agent or such other  officer or agent of the  Trustees as shall keep the said  register  for entry  thereon.  It is not contemplated that certificates will be issued for the Shares;  however, the Trustees, in their discretion,  may authorize the issuance of Share certificates and promulgate appropriate rules and regulations as to their use.

         Section  6.6  Transfer of Shares.  Shares  shall be  transferable  on the records of the Trust only by the record holder or by his agent thereunto duly  authorized in writing,  upon delivery to the Trustees or the Transfer
Agent of a duly executed  instrument  of transfer,  together  with such  evidence of the  genuineness  of each such execution and  authorization  and of other matters as may  reasonably be required.  Upon such delivery the transfer shall be recorded on the register of the Trust.  Until such record is made,  the  "shareholder  of record" shall be deemed to be the holder of such Shares for all purposes  hereunder and neither the Trustees nor any Transfer  Agent or  registrar  nor any  officer,  employee or agent of the Trust  shall be  affected by any notice of the  proposed transfer.

         Any person  becoming  entitled to any Shares in consequence of the death,  bankruptcy,  or incompetence of any  Shareholder,  or otherwise  by operation of law,  shall be recorded on the register of Shares as the holder of such Shares upon  production of the proper evidence  thereof to the Trustees or the Transfer Agent,  but until such record is made,  the  Shareholder  of  record  shall be deemed to be the  holder of such  Shares  for all  purposes hereunder  and neither the  Trustees  nor any Transfer  Agent or  registrar,  nor any officer or agent of the Trust shall be affected by any notice of such death,  bankruptcy or  incompetence,  or other  operation of law, except as may otherwise be provided by the laws of the Commonwealth of Massachusetts.

         Section  6.7  Notices.  Any and all  notices  to which any  Shareholder  may be  entitled  and any and all communications  shall be deemed duly served or given if mailed,  postage  prepaid,  addressed to any Shareholder of record at his last known  address as recorded on the  register of the Trust.  Annual  reports and proxy  statements need not be sent to a  shareholder  if:  (i) an  annual  report  and proxy  statement  for two  consecutive  annual meetings,  or (ii) all, and at least two,  checks (if sent by first class mail) in payment of dividends or interest and shares  during a twelve  month  period have been mailed to such  shareholder's  address and have been  returned undelivered.  However,  delivery of such annual  reports and proxy  statements  shall  resume once a  Shareholder's current address is determined.

         Section 6.8   Voting Powers.  The  Shareholders  shall  have  power  to vote only (i) for the  election of
Trustees  as provided  in Section  2.2 hereof, (ii) for  the removal of Trustees as provided in Section 2.3 hereof,
(iii) with  respect to  termination of the Trust as  provided  in Section  9.2,  (iv) with respect to any amendment of the Declaration to the extent and as provided in Section 9.3, (v) with respect to any merger,  consolidation  or sale of assets as provided in Section  9.4,  (vi) with respect to  incorporation  of the Trust  to the  extent  and as  provided in Section 9.5, (vii) to the same extent as the stockholders of a Massachusetts  business  corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the  Shareholders  (provided that  Shareholders  of a Series are not entitled to vote in  connection  with the bringing of a derivative or class action with respect to any matter which only affects another Series or its Shareholders), and (viii) with respect to such  additional  matters  relating to the  Trust as  may be required  by  law, the  Declaration,  the Bylaws  or any  registration  of the Trust with the
Commission (or any successor agency) or any state, or as and when the Trustees may consider necessary or desirable.
Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional
Share shall be entitled to a proportionate  fractional  vote,  except that Shares held in the treasury of the Trust as of the record date, as determined in accordance with the Bylaws, shall not be voted.  On any matter submitted to a vote of  Shareholders,  all Shares shall be voted by individual Series except (1) when  required by the 1940 Act,
Shares shall be voted in the aggregate and not by  individual Series;  and (2) when the  Trustees  have  determined that the matter affects only the interests of one or more Series, then only the Shareholder of such Series shall be entitled  to vote  thereon. The  Trustees may,  in conjunction  with the establishment of any further Series or any classes  of Shares,  establish  conditions  under which the several series or classes of Shares shall have separate voting rights or no voting rights.  There shall be no cumulative voting in the election of Trustees.  Until  Shares are  issued, the Trustees may exercise all rights of  Shareholders  and may take any action  required  by law,  the
Declaration or the Bylaws to be taken by Shareholders.  The Bylaws may include further provisions for Shareholders'
votes and meetings and related matters.

         Section 6.9 Series or Classes of Shares.  The following  provisions  are  applicable  regarding the Series of Shares of the Trust  established in Section 6.1 hereof and shall be applicable if the Trustees  shall  establish additional  Series or shall divide the shares of any Series into two or more  classes,  also as provided in Section
6.1 hereof,  and all  provisions  relating to the Trust shall apply  equally to each Series  thereof  except as the context requires:

         (a) The number of  authorized  shares  and the  number of shares of each  Series or of each class that may be issued  shall be  unlimited.  The  Trustees  may  classify  or  reclassify  any  unissued  shares or any  shares previously  issued and  reacquired  of any Series or class into one or more Series or one or more  classes that may be  established  and designated  from time to time.  The Trustees may hold as treasury  shares (of the same or some other  Series or class),  reissue for such  consideration  and on such terms as they may  determine,  or cancel any shares of any Series or any class reacquired by the Trust at their discretion from time to time.

         (b) The power of the  Trustees  to invest and  reinvest  the Trust  Property  shall be governed by Section
3.2 of this  Declaration  with respect to any one or more Series which  represents  the  interests in the assets of the Trust  immediately  prior to the establishment of any additional Series and the power of the Trustees to invest and  reinvest  assets  applicable  to any other  Series  shall be as set forth in the  instrument  of the  Trustees establishing such series which is hereinafter described.

         (c) All  consideration  received  by the Trust for the issue or sale of shares of a  particular  Series or class  together  with all assets in which such  consideration  is invested  in  reinvested,  all income,  earnings, profits,  and proceeds  thereof,  including any proceeds  derived from the sale,  exchange or  liquidation  of such assets,  and any funds or payments  derived from any  reinvestment  of such  proceeds in whatever form the same may be, shall  irrevocably  belong to that Series to class for all  purposes,  subject only to the rights of creditors, and shall be so recorded  upon the books of account of the Trust.  In the event that there are any assets,  income, earnings,  profits,  and proceeds  thereof,  funds, or payments which are not readily  identifiable as belonging to any  particular  Series or class,  the Trustees  shall allocate them among any one or more of the Series or classes established  and designated  from time to time in such manner and on such basis as they, in their sole  discretion, deem  fair  and  equitable.  Each  such  allocation  by the  Trustees  shall be  conclusive  and  binding  upon the shareholders  of all Series or classes  for all  purposes.  No holder of Shares of any Series  shall have any claim on or right to any assets allocated or belonging to any other Series.

         (d) The assets  belonging to each  particular  Series shall be charged with the  liabilities  of the Trust in respect  of that  Series and all  expenses,  costs,  charges  and  reserves  attributable  to that  Series.  All expenses and  liabilities  incurred or arising in connection  with a particular  Series,  or in connection with the management  thereof,  shall be payable solely out of the assets of that Series and creditors of a particular Series shall be entitled to look solely to the  property of such  Series for  satisfaction  of their  claims.  Any general liabilities,  expenses,  costs, charges or reserves of the Trust which are not readily identifiable as belonging to any  particular  Series shall be  allocated  and charged by the Trustees to and among any one or more of the series established  and  designed  from  time to time in such  manner  and on such  basis as the  Trustees  in their  sole discretion deem fair and equitable.  Each allocation of liabilities,  expenses,  costs, charges and reserves by the
Trustees  shall be  conclusive  and binding upon the holders of all Series for all  purposes.  The  Trustees  shall have full discretion,  to the extent not inconsistent  with the 1940 Act, to determine which items shall be treated as income and which items as capital;  and each such  determination  and allocation shall be conclusive and binding upon the shareholders.

         (e) The power of the Trustees to pay  dividends  and make  distributions  shall be governed by Section 8.2 of this  Declaration  with  respect to any one or more Series or classes  which  represents  the  interests  in the assets of the Trust immediately  prior to the  establishment of any additional  Series or classes.  With respect to any other Series or class,  dividends and  distributions on shares of a particular Series or class may be paid with such frequency as the Trustees may determine,  which may be daily or otherwise,  pursuant to a standing  resolution or resolutions  adopted only once or with such  frequency as the Trustees may  determine,  to the holders of shares of that  Series or class,  from such of the  income  and  capital  gains,  accrued  or  realized,  from the  assets belonging  to that  Series or class,  as the  Trustees  may  determine,  after  providing  for actual  and  accrued liabilities  belonging to that Series or class. All dividends and  distributions  on shares of a particular  Series or class  shall be  distributed  pro rata to the  holders of that  Series or class in  proportion  to the number of shares of that Series or class held by such holders at the date and time of record  established  for the payment of such dividends or distributions.

         (f)  The  Trustees  shall  have  the  power  to  determine  the  designations,   preferences,  privileges,
limitations and rights, including voting and dividend rights, of each class and Series of Shares.

         (g) Subject to compliance  with the  requirements  of the 1940 Act, the Trustees  shall have the authority to  provide  that the  holders of Shares of any Series or class  shall have the right to convert or  exchange  said
Shares into Shares of one or more Series of Shares in accordance  with such  requirements  and procedures as may be established by the Trustees.

         (h) The  establishment  and designation of any Series or class of shares in addition to those  established in Section 6.1 hereof shall be effective  upon the  execution by a majority of the then  Trustees of an  instrument
setting  forth  such  establishment  and  designation  and  the  relative  rights,   preferences,   voting  powers,
restrictions,  limitations as to dividends,  qualifications,  and terms and conditions of redemption of such Series or class,  or as otherwise  provided in such  instrument.  At any time that there are no shares  outstanding of any particular Series or class previously  established and designated,  the Trustees may by an instrument executed by a majority  of their  number  abolish  that  Series or class and the  establishment  and  designation  thereof.  Each instrument referred to in this paragraph shall have the status of an amendment to this Declaration.

         (i)  Shareholders  of a Series shall not be entitled to  participate  in a derivative or class action with respect to any matter which only affects another Series or its Shareholders.

         Each  Share of a Series of the Trust  shall  represent  a  beneficial  interest  in the net assets of such
Series.  Each holder of Shares of a Series  shall be entitled  to receive  his pro rata share of  distributions  of income and  capital  gains made with  respect  to such  Series.  In the event of the  liquidation  of a  particular
Series,  the  Shareholders of that Series which has been  established and designated and which is being  liquidated shall be entitled to receive,  when and as declared by the  Trustees,  the excess of the assets  belonging  to that
Series.  The holders of Shares of any Series shall not be entitled hereby to any  distribution  upon liquidation of any other Series.  The assets so distributable  to the  Shareholders of any Series shall be distributed  among such
Shareholders  in  proportion  to the number of Shares of that Series held by them and  recorded on the books of the
Trust.  The  liquidation of any particular  Series in which there are Shares then  outstanding may be authorized by an instrument in writing,  without a meeting,  signed by a majority of the Trustees then in office,  subject to the approval of a majority of the outstanding  voting  securities of that Series, as that phrase is defined in the 1940
Act.

                                                    ARTICLE VII
                                                    REDEMPTIONS

         Section 7.1  Redemptions.  Each  Shareholder of a particular  Series shall have the right at such times as may be  permitted  by the Trust to require the Trust to redeem all or any part of his Shares of that  Series,  upon and subject to the terms and  conditions  provided in this Article VII. The Trust shall,  upon  application  of any
Shareholder  or  pursuant  to  authorization  from any  Shareholder,  redeem or  repurchase  from such  Shareholder outstanding  shares for an amount per share  determined by the Trustees in accordance  with any applicable laws and regulations;  provided  that (i) such amount per share shall not exceed the cash  equivalent  of the  proportionate interest  of each  share or of any  class  or  Series  of  shares  in the  assets  of the  Trust at the time of the redemption  or repurchase  and (ii) if so  authorized by the Trustees,  the Trust may, at any time and from time to time,  charge fees for effecting  such  redemption or repurchase,  at such rates as the Trustees may establish,  as and to the extent permitted under the 1940 Act and the rules and regulations  promulgated  thereunder,  and may, at any time and from  time to time,  pursuant  to such Act and such  rules  and  regulations,  suspend  such  right of redemption.  The procedures for effecting and suspending  redemption  shall be as set forth in the Prospectus  from time to time.  Payment will be made in such manner as described in the Prospectus.

         Section  7.2  Redemption  at the Option of the  Trust.  Each Share of the Trust or any Series of the Trust
shall be subject to  redemption  at the option of the Trust at the  redemption  price which would be  applicable if such Share were then being  redeemed by the  Shareholder  pursuant to Section 7.1: (i) at any time, if the Trustees determine  in their sole  discretion  that failure to so redeem may have  materially  adverse  consequences  to the holders  of the  Shares of the  Trust or of any  Series,  or (ii)  upon  such  other  conditions  with  respect  to maintenance  of  Shareholder  accounts of a minimum  amount as may from time to time be  determined by the Trustees and set forth in the then  current  Prospectus  of the Trust.  Upon such  redemption  the  holders of the Shares so redeemed shall have no further right with respect thereto other than to receive payment of such redemption price.

         Section  7.3 Effect of  Suspension  of  Determination  of Net Asset  Value.  If,  pursuant  to Section 7.4 hereof,  the Trustees shall declare a suspension of the  determination of net asset value with respect to Shares of the Trust or of any Series  thereof,  the  rights of  Shareholders  (including  those who shall  have  applied  for redemption  pursuant to Section  7.1 hereof but who shall not yet have  received  payment) to have Shares  redeemed and paid for by the Trust or a Series  thereof  shall be suspended  until the  termination  of such  suspension  is declared.  Any record  holder who shall  have his  redemption  right so  suspended  may,  during the period of such suspension,  by  appropriate  written  notice of  revocation  at the office or agency where  application  was made, revoke any application for redemption not honored and withdraw any  certificates on deposit.  The redemption  price of Shares for which  redemption  applications  have not been  revoked  shall be the net asset  value of such Shares next  determined as set forth in Section 8.1 after the  termination of such  suspension,  and payment shall be made within seven (7) days after the date upon which the application  was made,  plus the period after such  application during which the determination of net asset value was suspended.

         Section  7.4  Suspension  of Right of  Redemption.  The Trust may  declare  a  suspension  of the right of redemption or postpone the date of payment or  redemption  for the whole or any part of any period (i) during which the Federal  Reserve Bank is closed other than customary  weekend and holiday  closings,  (ii) during which trading in the Federal  Reserve Bank is  restricted,  (iii) during which an emergency  exists as a result of which disposal by the Trust or a Series thereof of securities  owned by it is not  reasonably  practicable or it is not reasonably practicable  for the Trust or a Series thereof fairly to determine the value of its net assets,  or (iv) during any other  period when the  Commission  may,  for the  protection  of security  holders of the Trust,  by order  permit suspension  of the  rights of  redemption  or  postponement  of the date of payment or  redemption;  provided  that applicable  rules and regulations of the Commission  shall govern as to whether the conditions  prescribed in (ii),
(iii) or (iv)  exist.  Such  suspension  shall take  effect at such time as the Trust  shall  specify but not later than the close of business on the business day next following the declaration of suspension,  and thereafter  there shall be no right of redemption or payment on  redemption  until the Trust shall declare the  suspension at an end, except that the  suspension  shall  terminate in any event on the first day on which said stock exchange shall have reopened or the period  specified in (ii) or (iii) shall have  expired (as to which,  in the absence of an official ruling by the  Commission,  the  determination  of the Trust shall be  conclusive).  In the case of a suspension of the right of redemption,  a Shareholder  may either withdraw his request for redemption or receive payment based on the net asset value existing after the termination of the suspension.

                                                   ARTICLE VIII
                                         DETERMINATION OF NET ASSET VALUE,
                                           NET INCOME AND DISTRIBUTIONS

         Section 8.1 Net Asset  Value.  The net asset value of each  outstanding  Share of each Series of the Trust shall be  determined  on such  days and at such  time or  times  as the  Trustees  may  determine.  The  method  of determination  of net  asset  value  shall  be  determined  by the  Trustees  and  shall  be as  set  forth  in the
Prospectus.  The power and duty to make the daily  calculations  may be delegated by the Trustees to any Investment
Adviser,  Manager,  the  Custodian,  the  Transfer  Agent or such other person as the  Trustees by  resolution  may determine.  The  Trustees  may suspend the daily  determination  of net asset value to the extent  permitted by the
1940 Act.

         Section  8.2  Distribution  to  Shareholders.  The  Trustees  shall from time to time  distribute  ratably among the Shareholders of the Trust or of any Series such proportion of the net income,  earnings,  profits, gains, surplus  (including  paid-in  surplus),  capital,  or assets of the Trust or of such Series held by the Trustees as they may deem proper.  Such distribution may be made in cash or property including,  without  limitation,  any type of  obligations  of the Trust or of such Series or any assets  thereof,  and the  Trustees may  distribute  ratably among the  Shareholders  of the Trust or of that Series  additional  Shares issuable  hereunder in such manner,  at such times,  and on such terms as the Trustees may deem proper.  Such  distributions  may be among the Shareholders of record  (determined in accordance  with the  Prospectus) of the Trust or of such Series at the time of declaring a  distribution,  or among the  Shareholders  of record of the Trust or of such  Series at such  later  date as the
Trustees shall  determine.  The Trustees may always retain from the net income,  earnings,  profits or gains of the
Trust or of such  Series  such  amount as they may deem  necessary  to pay the debts or expenses of the Trust or of such Series or to meet  obligations  of the Trust or of such  Series,  or as they may deem  desirable to use in the conduct of its affairs or to retain for future  requirements  or  extensions  of the  business.  The  Trustees  may adopt and offer to  Shareholders  of the Trust or of any Series such  dividend  reinvestment  plans,  cash dividend payout plans or related plans as the Trustees deem appropriate.

         Inasmuch as the  computation  of net income and gains for Federal  income tax  purposes  may vary from the computation  thereof on the books,  the above  provisions  shall be  interpreted  to give the Trustees the power in their  discretion to  distribute  for any fiscal year as ordinary  dividends  and as capital  gains  distributions, respectively, additional amounts sufficient to enable the Trust to avoid or reduce liability for taxes.

         Section 8.3  Determination  of Net Income.  The Trustees  shall have the power to determine the net income of any Series of the Trust and from time to time to distribute  such net income ratably among the  Shareholders  as dividends in cash or additional  Shares of such Series  issuable  hereunder.  The  determination  of net income and the  resultant  declaration  of dividends  shall be as set forth in the  Prospectus.  The Trustees  shall have full discretion  to  determine  whether  any cash or  property  received  by any Series of the Trust shall be treated as income or as principal  and whether any item of expense  shall be charged to the income or the  principal  account, and  their  determination  made in good  faith  shall be  conclusive  upon the  Shareholders.  In the case of stock dividends  received,  the  Trustees  shall  have full  discretion  to  determine,  in the  light of the  particular circumstances,  how much,  if any, of the value  thereof  shall be treated as income,  the  balance,  if any, to be treated as principal.

         Section 8.4 Power to Modify  Foregoing  Procedures.  Notwithstanding  any of the  foregoing  provisions of this Article  VIII,  the Trustees  may  prescribe,  in their  absolute  discretion,  such other bases and times for determining  the per Share  net asset  value of the  Shares  or net  income,  or the  declaration  and  payment  of dividends  and  distributions,  as they may deem  necessary  or  desirable  to enable the Trust to comply  with any provision  of the 1940  Act,  or any rule or  regulation  thereunder,  including  any  rule or  regulation  adopted pursuant  to  Section 22 of the 1940 Act by the  Commission  or any  securities  association  registered  under the
Securities  Exchange Act of 1934,  or any order of  exemption  issued by said  Commission,  all as in effect now or hereafter  amended or modified.  Without  limiting the  generality  of the  foregoing,  the Trustees may  establish classes or additional Series of Shares in accordance with Section 6.9.

                                                    ARTICLE IX
                             DURATION; TERMINATION OF TRUST; AMENDMENT; MERGERS, ETC.

         Section  9.1  Duration.  The  Trust  shall  continue  without  limitation  of  time  but  subject  to  the provisions of this Article IX.

         Section  9.2  Termination  of Trust or a Series.  The Trust or any  Series  may be  terminated  (i) by the affirmative  vote of the  holders  of not less than a  Majority  Shareholder  Vote of the  Shares  outstanding  and entitled  to vote at any  meeting  of  Shareholders  of the Trust or the  appropriate  Series  thereof,  (ii) by an instrument in writing,  without a meeting,  signed by a majority of the Trustees and consented to by the holders of not less than a Majority  Shareholder  Vote of such Shares of the Trust or the appropriate  Series  thereof,  or by such other vote as may be  established  by the  Trustees  with  respect to any class or Series of Shares,  or (iii)
with respect to a Series as provided in Section 6.9(h).  Upon the termination of the Trust or the Series:

         (a)  The Trust or the Series shall carry on no business except for the purpose of winding up its affairs.

         (b) The  Trustees  shall  proceed to wind up the  affairs of the Trust or the Series and all of the powers of the Trustees  under this  Declaration  shall  continue  until the affairs of the Trust shall have been wound up, including  the power to fulfill or discharge the  contracts of the Trust or the Series,  collect its assets,  sell, convey,  assign,  exchange,  transfer or otherwise  dispose of all or any part of the remaining  Trust  Property or
Trust  Property  allocated  or  belonging  to such  Series to one or more  persons  at public or  private  sale for consideration  which may consist in whole or in part of cash,  securities or other property of any kind,  discharge or pay its  liabilities,  and to do all other acts  appropriate to liquidate its business;  provided that any sale, conveyance,  assignment,  exchange, transfer or other disposition of all or substantially all the Trust Property or
Trust  Property  allocated or  belonging  to such Series shall  require  Shareholder  approval in  accordance  with
Section 9.4 hereof.

         (c) After paying or  adequately  providing  for the payment of all  liabilities,  and upon receipt of such releases,  indemnities  and refunding  agreements,  as they deem necessary for their  protection,  the Trustees may distribute  the remaining  Trust Property or Trust  Property  allocated or belonging to such Series,  in cash or in kind or partly each, among the Shareholders of the Trust according to their respective rights.

         Section 9.3 Amendment  Procedure.  (a) This  Declaration  may be amended by a Majority  Shareholder  Vote, at a meeting  of  Shareholders,  or by  written  consent  without a  meeting.  The  Trustees  may also  amend  this
Declaration  without  the vote or  consent  of  Shareholders  (i) to change  the name of the Trust or any Series or classes of Shares,  (ii) to supply any  omission,  or cure,  correct or  supplement  any  ambiguous,  defective  or inconsistent  provision hereof,  (iii) if they deem it necessary to conform this declaration to the requirements of applicable  federal or state laws or regulations or the  requirements of the Internal Revenue Code, or to eliminate or reduce any federal,  state or local taxes which are or may be payable by the Trust or the Shareholders,  but the
Trustees  shall not be liable for failing to do so, or (iv) for any other purpose  which does not adversely  affect the rights of any Shareholder with respect to which the amendment is or purports to be applicable.

         (b) No  amendment  may be made under this  Section 9.3 which would  change any rights with  respect to any
Shares of the Trust or of any Series of the Trust by reducing the amount  payable  thereon upon  liquidation of the
Trust or of such  Series of the Trust or by  diminishing  or  eliminating  any voting  rights  pertaining  thereto, except  with the vote or  consent  of the  holders  of  two-thirds  of the  Shares of the  Trust or of such  Series outstanding  and entitled to vote, or by such other vote as may be  established by the Trustees with respect to any
Series or class of Shares.  Nothing  contained in this  Declaration  shall permit the amendment of this Declaration to impair the exemption from personal liability of the Shareholders,  Trustees,  officers,  employees and agents of the Trust or to permit assessment upon Shareholders.

         (c) A certificate  signed by a majority of the Trustees or by the Secretary or any Assistant  Secretary of
the  Trust,  setting  forth an  amendment  and  reciting  that it was duly  adopted by the  Shareholders  or by the
Trustees  as  aforesaid  or a copy of the  Declaration,  as amended and  executed by a majority of the  Trustees or certified  by the  Secretary  or any  Assistant  Secretary  of the  Trust,  shall be  conclusive  evidence  of such amendment  when lodged among the records of the Trust.  Unless such amendment or such  certificate  sets forth some later time for the  effectiveness  of such  amendment,  such  amendment  shall be  effective  when lodged among the records of the Trust.

         Notwithstanding  any other provision  hereof,  until such time as a Registration  Statement under the 1940
Act covering the first offering of securities of the Trust shall have become  effective,  this  Declaration  may be terminated  or amended in any respect by the  affirmative  vote of a majority of the  Trustees or by an  instrument signed by a majority of the Trustees.

         Section  9.4  Merger,  Consolidation  and Sale of  Assets.  The Trust or any Series  thereof  may merge or consolidate with any other  corporation,  association,  trust or other  organization or may sell, lease or exchange all or substantially all of the Trust Property or Trust Property  allocated or belonging to such Series,  including its good will,  upon such terms and conditions and for such  consideration  when and as authorized,  at any meeting of Shareholders  called for the purpose,  by the affirmative vote of the holders of not less than two-thirds of the
Shares of the Trust or such Series  outstanding  and  entitled  to vote,  or by an  instrument  or  instruments  in writing  without a meeting,  consented to by the holders of not less than  two-thirds  of such  Shares,  or by such other  vote as may be  established  by the  Trustees  with  respect  to any  series or class of  Shares;  provided, however,  that, if such merger,  consolidation,  sale, lease or exchange is recommended by the Trustees, a Majority
Shareholder Vote shall be sufficient  authorization;  and any such merger,  consolidation,  sale, lease or exchange shall be deemed for all purposes to have been  accomplished  under and pursuant to the laws of the  Commonwealth of
Massachusetts.

         Section 9.5  Incorporation.  With  approval of a Majority  Shareholder  Vote, or by such other vote as may be  established  by the  Trustees  with  respect  to any Series or class of Shares,  the  Trustees  may cause to be organized or assist in organizing a corporation or  corporations  under the laws of any  jurisdiction  or any other trust,  partnership,  association  or other  organization  to take  over all of the  Trust  Property  or the  Trust
Property  allocated or  belonging  to such Series or to carry on any business in which the Trust shall  directly or indirectly have any interest,  and to sell, convey and transfer the Trust Property or the Trust Property  allocated or belonging to such Series to any such corporation,  trust,  partnership,  association or organization in exchange for the shares or  securities  thereof or otherwise,  and to lend money to,  subscribe for the shares or securities of, and enter into any contracts with any such  corporation,  trust,  partnership,  association or  organization in which the Trust or such Series  holds or is about to acquire  shares or any other  interest.  The Trustees may also cause a merger or  consolidation  between  the Trust or any  successor  thereto  and any such  corporation,  trust, partnership,  association or other  organization  if and to the extent  permitted by law, as provided under the law then in effect.  Nothing  contained  herein  shall be  construed  as  requiring  approval of  Shareholders  for the
Trustees to organize or assist in  organizing  one or more  corporations,  trusts,  partnerships,  associations  or other  organizations  and selling,  conveying or transferring a portion of the Trust Property to such  organization or entities.

                                                     ARTICLE X
                                              REPORTS TO SHAREHOLDERS

         The  Trustees  shall at least  semiannually  submit  or cause the  officers  of the Trust to submit to the
Shareholders a written  financial report of each Series of the Trust,  including  financial  statements which shall at least annually be certified by independent public accountants.

                                                    ARTICLE XI
                                                   MISCELLANEOUS

         Section  11.1  Filing.  This  Declaration  and any  amendment  hereto  shall be filed in the office of the
Secretary  of the  Commonwealth  of  Massachusetts  and in such other  places as may be required  under the laws of
Massachusetts  and may also be filed or  recorded  in such other  places as the  Trustees  deem  appropriate.  Each amendment so filed shall be accompanied by a certificate  signed and  acknowledged by a Trustee or by the Secretary or any Assistant  Secretary of the Trust  stating that such action was duly taken in a manner  provided  herein.  A restated  Declaration,  integrating  into a single  instrument all of the provisions of the  Declaration  which are then in effect and  operative,  may be executed  from time to time by a majority of the  Trustees  and shall,  upon filing  with the  Secretary  of the  Commonwealth  of  Massachusetts,  be  conclusive  evidence  of all  amendments contained  therein  and may  thereafter  be  referred  to in  lieu  of the  original  Declaration  and the  various amendments thereto.

         Section  11.2  Resident  Agent.   The  CT  Corporation   System,   Inc.,  101  Federal   Street,   Boston,
Massachusetts  02110 is the resident agent of the Trust in the Commonwealth of Massachusetts.

         Section 11.3  Governing  Law.  This  Declaration  is executed by the  Trustee(s) in the state of Minnesota and delivered to the  Commonwealth  of  Massachusetts  and with reference to the laws thereof and the rights of all parties and the validity and  construction  of every provision  hereof shall be subject to and construed  according to the laws of said State.

         Section  11.4  Counterparts.  The  Declaration  may be  simultaneously  executed in several  counterparts, each of which shall be deemed to be an original,  and such  counterparts,  together,  shall  constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

         Section 11.5  Reliance by Third  Parties.  Any  certificate  executed by an individual  who,  according to the records of the Trust,  appears to be a Trustee  hereunder,  or Secretary  or Assistant  Secretary of the Trust,
certifying  to:  (a) the  number  or  identity  of  Trustees  or  Shareholders,  (b) the due  authorization  of the execution of any instrument or writing,  (c) the form of any vote passed at a meeting of Trustees or  Shareholders,
(d) the fact that the  number of  Trustees  or  Shareholders  present  at any  meeting  or  executing  any  written instrument  satisfies the requirements of this  Declaration,  (e) the form of any Bylaws adopted by or the identity of any officers  elected by the  Trustees,  or (f) the existence of any fact or facts which in any manner relate to the  affairs of the Trust,  shall be  conclusive  evidence as to the  matters so  certified  in favor of any Person dealing with the Trustees and their successors.

         Section 11.6  Provisions in Conflict with Law or  Regulations.  (a) The provisions of the  Declaration are severable,  and if the Trustees  shall  determine,  with the advice of counsel,  that any of such  provisions is in conflict  with the 1940 Act, the  regulated  investment  company  provisions  of the Internal  Revenue Code or with other  applicable  laws and  regulations,  the  conflicting  provisions  shall be deemed  superseded by such law or regulation to the extent necessary to eliminate such conflict;  provided,  however,  that such determination  shall not affect any of the remaining  provisions of the  Declaration  or render  invalid or improper any action taken or omitted prior to such determination.

         (b) If any provision of the Declaration shall be held invalid or unenforceable in any  jurisdiction,  such invalidity or  unenforceability  shall  pertain only to such  provision in such  jurisdiction  and shall not in any manner  affect  such  provision  in any  other  jurisdiction  or any  other  provision  of the  Declaration  in any jurisdiction.

         Section 11.7 Use of the Name  "Thrivent  Financial  Securities  Lending  Trust."  Thrivent  Financial  has
consented to the use by the Trust of the identifying name "Thrivent  Financial  Securities Lending Trust," which is a property right of Thrivent  Financial.  The Trust will only use the name "Thrivent  Financial  Securities Lending
Trust" as a  component  of its name and for no other  purpose  and will not purport to grant to any third party the right to use the name "Thrivent Financial Securities Lending Trust" for any purpose.

         Section  11.8  Principal  Place of  Business.  The  principal  place of  business  of the  Trust  shall be
Minnesota, or such other location as the Trustees may designate from time to time.

         IN WITNESS WHEREOF, the undersigned has executed this Declaration of Trust this 4th day of August, 2004.

                                                     By:      /s/ Pamela J. Moret
                                                              ---------------------------------------
                                                     Name:    Pamela J. Moret
                                                     Title:   Initial Trustee and Not Individually
                                                     Address: 625 Fourth Avenue South
                                                              Minneapolis, Minnesota 55415

STATE OF MINNESOTA         )
                           ) ss:
COUNTY OF HENNEPIN         )

         On this 4th day of August,  2004,  Pamela J. Moret,  known to me and known to be the individual  described in and who executed the foregoing  instrument,  personally  appeared before me and she  acknowledged  the foregoing instrument to be her free act and deed.

                                                     /s/ Mary Borowski
                                                     ------------------------------------------------
                                                     Notary Public
My commission expires:  1/31/05